UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2018

ARCUS BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38419	47-3898435
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3928 Point Eden Way

Hayward, CA 94545

(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 694-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company:  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On July 12, 2018, Arcus Biosciences, Inc. (the “Company”) issued a press release announcing that Taiho Pharmaceutical Co., Ltd. (“Taiho”) exercised its option under the Option and License Agreement entered into in September 2017 (the “Taiho Agreement”) to obtain an exclusive development and commercialization license to the Company’s adenosine receptor antagonist program, which includes AB928 and back-up compounds, in Japan and certain other territories in Asia (excluding China). The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated July 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARCUS BIOSCIENCES, INC.

Date: July 12, 2018	By:	/s/ Jennifer Jarrett
Jennifer Jarrett
Chief Operating & Financial Officer